Rule 424(b)(2)
Registration No. 333-150298
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Maximum Aggregate	Amount of Registration
Securities Offered	Offering Price	Fee(1)
Senior Notes	$925,000,000	$36,352.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
PRICING SUPPLEMENT NO. 1 DATED THURSDAY, MAY 01, 2008
TO PROSPECTUS DATED APRIL 17, 2008,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED APRIL 25, 2008,
AND SUPPLEMENTAL TO THE OFFICERS’ CERTIFICATE AND COMPANY ORDER DATED APRIL 25, 2008
U.S. BANCORP
Medium-Term Notes, Series R (Senior)
Medium-Term Notes, Series S (Subordinated)

CUSIP No.:	91159HGP9	Issue Price (Dollar Amount and Percentage of Principal Amout):

Series:	Amount:	$924,454,250.00 /	99.9410%

☑	Series R (Senior)	Proceeds to the Company:	$924,454,250.00
☐	Series S (Subordinated)
Interest Rate/Initial Interest Rate:
Form of Note:
☑	Book-Entry	Interest Payment Dates:	Quarterly, on the 6th of each August,
November, February and May
☐	Certificated

Principal Amount:	$925,000,000.00	Regular Record Date:	15 Calendar Days Prior

Trade Date:	Thursday, May 01, 2008	Interest Determination Date:	2 Business Days Prior

Original Issue Date:	Tuesday, May 06, 2008	Interest Reset Date:	Quarterly, on the 6th of each August,
November, February and May
Maturity Date:	Thursday, May 06, 2010

Base Rate (and, if applicable,
related Interest Periods):	Index Source:	LIBOR01 (Reuters)
☐	Fixed Rate Note	Index Maturity:	3 month
☐	Commercial Paper Note	Spread:	0.400%
☐	Federal Funds Note
☑	LIBOR Note	Spread Multiplier:
☐	EURIBOR Note	Maximum Interest Rate:
☐	Prime Rate Note
☐	CD Rate Note	Day Count:	Act/360
☐	Treasury Rate Note	Minimum Interest Rate:
☐	CMT Rate Note
☐	Other Base Rate	For Original Issue Discount Notes:
☐	Zero Coupon Note	Original Issue Discount %:

Agent’s Commission:	$545,750.00	Yield to Maturity:
Redemption Terms:	Not Applicable	Original Issue Discount Notes:
Other Terms:
☐	Subject to special provisions set forth therein with respect to the prinipal amount thereof payable upon any redemption or acceleration of the maturity thereof.
Name of Agent and Delivery Instructions:
Wachovia Securities	☐	For Federal income tax purposes only.

DTC# 250	Signature

/s/ Kenneth D. Nelson

(Authorized signature)

/s/ Lynn D. Flagstad

(Authorized signature)